UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 14, 2005

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1380 Willow Road, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

1005 Hamilton Court, Menlo Park, California 94025

(Former name or former address, if changed since last report.)

ITEM 2.02:    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 14, 2005, Nuance issued a press release announcing its financial results for the year and quarter ended December 31, 2004. A copy of the release is attached as Exhibit 99.1.

     Nuance’s attached press release and Condensed Consolidated Statements of Operations present non-GAAP (Generally Accepted Accounting Principles) net loss, excluding a special item, and net loss per share (basic and diluted), excluding a special item, in addition to the presentation of such results in accordance with GAAP. The special item is non-cash compensation expense. This special item is not necessarily representative of Nuance’s core operations, but Nuance management believes that presentation of such non-GAAP financial measures provides useful information to investors regarding the impact of the special items on Nuance’s net loss and net loss per share. Nuance management also uses non-GAAP measurements in certain internal management analyses, as the resulting metrics provide useful information regarding the company’s core operations.

ITEM 9.01:    FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated February 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 14, 2005	Nuance Communications, Inc.
(Registrant)

/s/ Karen Blasing

Karen Blasing
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated February 14, 2005

4